Exhibit 99.1

Asure Announces Fourth Quarter and Full Year 2022 Results

Reports Record Fourth Quarter Revenues of $29.3 Million, Up 39% from Prior Year

Reports Record Full Year Revenues of $95.8 Million, Up 26% from Prior Year

Raises 2023 Financial Targets and Guidance

AUSTIN, TX – February 27, 2023 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

•Revenue of $29.3 million, up 39% from prior-year’s quarter
•Recurring revenue of $24.1 million, up 25% from prior-year’s quarter
•Net loss of $1.1 million, a $3.2 million improvement from prior-year’s quarter
•EBITDA of $5.0 million, up $3.5 million from prior-year’s quarter
•Adjusted EBITDA of $6.0 million, up $3.7 million from prior-year’s quarter

Full Year 2022 Financial Highlights

•Revenue of $95.8 million, up 26% year-over-year
•Recurring revenue of $86.2 million, up 21% year-over-year
•Net loss of $14.5 million, a $17.7 million decline from prior year, compared to full year 2021 net income of $3.2 million which included $18.8 million in extraordinary gains, without which prior year net loss would have been $15.7 million
•EBITDA of $8.8 million, down $13.5 million from prior year, compared to full year 2021 EBITDA of $22.3 million which includes $18.8 million in extraordinary gains, without which prior year EBITDA would have been $3.4 million
•Adjusted EBITDA of $11.8 million, up $4.2 million from prior year

Recent Business Highlights

•Announced integration with ZayZoon, allowing our customers the ability to offer their employees earned wage access. In today’s labor market, “work today, get paid today” is becoming increasingly popular and this integration empowers our customers to offer their candidates the means to build and retain their workforce.
•Announced integrations with H&R Block and TurboTax®, allowing employees to electronically access their W-2s directly from Asure in each respective tax preparation software. This integration eliminates the need for employees to manually enter their tax information, saving them time and reducing the potential for errors. The convenience represents another value-added employee benefit, which are becoming increasingly important in today's competitive job market.

Management Commentary

“Our record-breaking fourth quarter and full year results show that our solutions are resonating strongly with customers across multiple segments” said Asure Chairman and CEO Pat Goepel. “This past year has been marked with significant achievements both financially and operationally. The launch of our Asure Marketplace has helped us reach new highs in terms of revenue generation while our consolidation and standardization efforts have reined in costs, resulting in a fourth quarter gross margin of 72%, a nearly 10% yearly improvement. Our partnerships in the industry have also continued to grow, opening the door for longer-term recurring revenue opportunities.

“From the product side, the enhancements we have made to our software and services have been well-received by the market and are producing the results we expected. Moving forward, our focus remains on growing the Company’s customer base, suite of services, and continuing our dual concentration on organic growth and profitability. While we acknowledge the prospect of broader macroeconomic volatility and recessionary concerns, we do so on the back of recent strong performances within a similar environment. We look forward to setting new benchmarks for revenue and adjusted EBITDA in 2023 and remain well positioned to execute against our long-term strategic growth initiatives.”

Asure Increases 2023 Guidance Ranges; Introduces First Quarter 2023 Guidance

The Company is providing the following guidance for the first quarter and full year 2023 based on fourth quarter and full year 2022 results. Our guidance is offered with the knowledge that there is a high level of economic uncertainty in 2023 due to recent inflationary trends and the potential for a recession of unknown severity.

Updated Guidance for 2023

Guidance Range	FY-2023	Q1-2023
Revenue	$105.0M - 107.0M	$29.0M - 30.0M
Adjusted EBITDA	15% - 17%	$6.0M - 6.5M

Previous Guidance for 2023

Guidance Range	FY-2023
Revenue	$98.0M - 102.0M
Adjusted EBITDA	14% - 16%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures are to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 4 of this press release.

Conference Call Details

Asure management will host a conference call Monday, February 27, 2023 at 3:30 pm Central (at 4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website. To listen to the earnings call by phone, participants must pre-register with information available on the Company’s website.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software and Asure Marketplace as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

This press release includes revisions to prior periods to conform with current period presentations. Discretionary one-time expenses have been removed from the Adjusted EBITDA reconciliation, attributing to recent Company forecasting. Certain one-time expenses, including, but not limited to, third-party placement fees and extraordinary employee recognitions, have been omitted from current and prior period presentations due to their anticipated recurrence.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP net income (loss) per share differs from net income (loss) per share in that it excludes items such as amortization, share-based compensation, and one-time expenses, and may use basic or diluted share counts in its computation, as applicable.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results, including, by way of example, revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, bookings, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding and the provision of 2023 financial guidance. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment; the spread of major pandemics or epidemics; interruptions to supply chains and extended shut down of businesses; political unrest, including the current issues between Russia and Ukraine; reductions in employment and an increase in business failures, specifically among its clients; the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs, including the employee retention tax credits; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; interest rates; collection of receivables; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023.

The forward-looking statements, including the financial guidance and 2023 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based.

© 2023 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$17,010	$13,427
Accounts receivable, net	12,123	5,308
Inventory	251	246
Prepaid expenses and other current assets	10,304	13,475
Total current assets before funds held for clients	39,688	32,456
Funds held for clients	203,588	217,376
Total current assets	243,276	249,832
Property and equipment, net	11,439	8,945
Goodwill	86,011	86,011
Intangible assets, net	66,594	78,573
Operating lease assets, net	7,065	5,748
Other assets, net	5,523	4,136
Total assets	$419,908	$433,245
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$4,106	$1,907
Accounts payable	2,194	565
Accrued compensation and benefits	5,791	3,568
Operating lease liabilities, current	1,860	1,551
Other accrued liabilities	3,728	2,436
Contingent purchase consideration	2,955	1,905
Deferred revenue	8,461	3,750
Total current liabilities before client fund obligations	29,095	15,682
Client fund obligations	206,088	217,144
Total current liabilities	235,183	232,826
Long-term liabilities:
Deferred revenue	788	36
Deferred tax liability	1,503	1,595
Notes payable, net of current portion	30,795	33,120
Operating lease liabilities, noncurrent	6,459	4,746
Contingent purchase consideration	—	2,424
Other liabilities	114	258
Total long-term liabilities	39,659	42,179
Total liabilities	274,842	275,005
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	206	204
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	433,586	429,912
Accumulated deficit	(281,226)	(266,760)
Accumulated other comprehensive income	(2,483)	(99)
Total stockholders’ equity	145,066	158,240
Total liabilities and stockholders’ equity	$419,908	$433,245

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Recurring	$24,146	$19,390	$86,222	$71,078
Professional services, hardware and other	5,146	1,723	9,606	4,986
Total revenue	29,292	21,113	95,828	76,064
Cost of Sales	8,153	7,854	33,318	29,500
Gross profit	21,139	13,259	62,510	46,564
Operating expenses:
Sales and marketing	6,022	4,318	20,260	15,448
General and administrative	9,720	7,396	33,924	27,720
Research and development	1,627	1,438	6,147	5,410
Amortization of intangible assets	3,352	3,358	13,486	10,948
Total operating expenses	20,721	16,510	73,817	59,526
Income (Loss) from operations	418	(3,251)	(11,307)	(12,962)
Interest expense, net	(1,429)	(1,061)	(4,438)	(2,038)
Gain on extinguishment of debt	—	—	—	8,312
Employee retention tax credit	—	—	—	10,533
Other (expense) income, net	(139)	150	1,391	150
(Loss) Income from operations before income taxes	(1,150)	(4,162)	(14,354)	3,995
Income tax (benefit) expense	(94)	139	112	802
Net (loss) income	(1,056)	(4,301)	(14,466)	3,193
Other comprehensive gain (loss):
Unrealized gain (loss) on marketable securities	418	(416)	(2,384)	(703)
Comprehensive (loss) income	$(638)	$(4,717)	$(16,850)	$2,490

Basic and diluted (loss) earnings per share
Basic	$(0.05)	$(0.22)	$(0.72)	$0.17
Diluted	$(0.05)	$(0.22)	$(0.72)	$0.16

Weighted average basic and diluted shares
Basic	20,379	19,989	20,117	19,313
Diluted	20,379	19,989	20,117	19,509

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(14,466)	$3,193
Adjustments to reconcile (loss) income to net cash provided by (used in) operations:
Depreciation and amortization	18,708	16,246
Amortization of operating lease assets	1,702	1,574
Amortization of debt financing costs and discount	718	309
Net amortization of premiums and accretion of discounts on available-for-sale securities	280	194
Provision for doubtful accounts	803	1
(Recovery of) provision for deferred income taxes	(92)	707
Gain on extinguishment of debt	—	(8,312)
Net realized gains on sales of available-for-sale securities	(1,221)	(542)
Share-based compensation	3,179	2,990
Loss (gain) on disposals of fixed assets	25	(32)
Change in fair value of contingent purchase consideration	(1,245)	(160)
Goodwill and intangible asset adjustment	18	—
Changes in operating assets and liabilities:
Accounts receivable	(7,618)	(1,293)
Inventory	(14)	142
Prepaid expenses and other assets	2,993	(11,083)
Operating lease right-of-use assets	(3,020)	(1,371)
Accounts payable	1,611	(725)
Accrued expenses and other long-term obligations	3,828	629
Operating lease liabilities	2,023	(348)
Deferred revenue	5,462	(741)
Net cash provided by operating activities	13,674	1,378
Cash flows from investing activities:
Acquisition of intangible asset	(2,289)	(25,526)
Purchases of property and equipment	(2,318)	(133)
Software capitalization costs	(4,228)	(4,141)
Purchases of available-for-sale securities	(37,232)	(29,051)
Proceeds from sales and maturities of available-for-sale securities	10,068	21,881
Net cash used in investing activities	(35,999)	(36,970)
Cash flows from financing activities:
Proceeds from notes payable	—	29,425
Payments of notes payable	(1,688)	(14,657)
Payments of contingent purchase consideration	(130)	(1,784)
Debt financing fees	—	(878)
Net proceeds from issuance of common stock	497	678
Net change in client fund obligations	(11,055)	(103,434)
Net cash used in financing activities	(12,376)	(90,650)
Net decrease in cash and cash equivalents	(34,701)	(126,242)
Cash and cash equivalents at beginning of period	198,743	324,985
Cash and cash equivalents at end of period	$164,042	$198,743

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Year Ended December 31,
	2022	2021
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$17,010	$13,427
Restricted cash and restricted cash equivalents included in funds held for clients	147,032	185,316
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$164,042	$198,743

Supplemental information:
Cash paid for interest	$3,397	$1,413
Cash paid for income taxes	$233	$366
Net assets added from acquisitions	$—	$763

Non-cash investing and financing activities:
Contingent purchase consideration issued for acquisition	$—	$2,574
Notes payable issued for acquisitions	$411	$4,386
Stock issuance for acquisitions	$—	$6,428

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21	Q1-21
Revenue	$29,292	$21,903	$20,300	$24,333	$21,113	$17,981	$17,168	$19,802

Gross Profit to non-GAAP Gross Profit
Gross Profit	$21,139	$13,647	$12,261	$15,464	$13,259	$10,868	$9,945	$12,492
Gross Margin	72.2%	62.3%	60.4%	63.6%	62.8%	60.4%	57.9%	63.1%

Share-based Compensation	34	38	35	36	46	45	38	23
Depreciation	871	860	815	857	685	710	973	762
Amortization - intangibles	298	296	296	296	354	379	379	379
One-time expenses
Settlements, penalties & interest	3	38	—	1	—	2	9	5
Non-GAAP Gross Profit	$22,345	$14,879	$13,407	$16,654	$14,344	$12,004	$11,344	$13,661
Non-GAAP Gross Margin	76.3%	67.9%	66.0%	68.4%	67.9%	66.8%	66.1%	69.0%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$6,022	$4,752	$4,589	$4,897	$4,318	$3,897	$3,622	$3,611

Share-based Compensation	93	90	64	64	268	220	221	140
One-time expenses
Settlements, penalties & interest	—	—	14	—	—	—	16	24
Non-GAAP Sales and Marketing Expense	$5,929	$4,662	$4,511	$4,833	$4,050	$3,677	$3,385	$3,447

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$9,720	$8,023	$8,696	$7,485	$7,396	$7,005	$6,821	$6,498

Share-based Compensation	641	590	615	575	468	484	451	430
Depreciation	168	149	154	170	161	159	159	190
One-time expenses
Settlements, penalties & interest	34	15	283	59	93	369	320	161
Acquisition and transaction costs	—	—	638	—	34	151	7	14
Other non-recurring expenses	—	—	58	49	63	75	—	—
Non-GAAP General and Administrative Expense	$8,877	$7,269	$6,948	$6,632	$6,577	$5,767	$5,884	$5,703

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,627	$1,230	$1,472	$1,821	$1,438	$1,505	$1,343	$1,124

Share-based Compensation	70	80	100	54	39	35	50	33
Depreciation	—	—	—	—	—	3	4	4
One-time expenses
Settlements, penalties & interest	25	3	—	—	—	—	6	—
Non-GAAP Research and Development Expense	$1,532	$1,147	$1,372	$1,767	$1,399	$1,467	$1,283	$1,087

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21	Q1-21
Revenue	$29,292	$21,903	$20,300	$24,333	$21,113	$17,981	$17,168	$19,802

GAAP Net (Loss) Income to Adjusted EBITDA
GAAP Net (Loss) Income	$(1,056)	$(4,533)	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)

Interest expense, net	1,429	1,122	1,068	816	1,061	530	223	224
Income taxes	(94)	102	74	30	139	260	298	105
Depreciation	1,039	1,009	969	1,027	846	872	1,136	956
Amortization - intangibles	3,648	3,646	3,649	3,729	3,711	2,912	2,907	2,907
EBITDA	$4,966	$1,346	$(100)	$2,585	$1,456	$9,902	$8,328	$2,594
EBITDA Margin	17.0%	6.1%	(0.5)%	10.6%	6.9%	55.1%	48.5%	13.1%

Share-based Compensation	838	798	814	729	821	784	760	626
One Time Expenses
Settlements, penalties & interest	62	56	297	60	93	371	351	190
Acquisition and transaction costs	—	—	638	—	34	151	7	14
Other non-recurring expenses	—	—	58	49	63	75	—	—
Other (income) expense, net	139	(399)	(1,130)	—	(150)	(10,191)	(8,654)	—
Adjusted EBITDA	$6,005	$1,801	$577	$3,423	$2,317	$1,092	$792	$3,424
Adjusted EBITDA Margin	20.5%	8.2%	2.8%	14.1%	11.0%	6.1%	4.6%	17.3%

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21	Q1-21
GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
GAAP Net (Loss) Income	$(1,056)	$(4,533)	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)
Share Count	20,379	20,219	20,105	20,041	19,974	19,182	19,040	19,007
EPS	$(0.05)	$(0.22)	$(0.29)	$(0.15)	$(0.22)	$0.28	$0.20	$(0.08)

Share-based Compensation	838	798	814	729	821	784	760	626
Amortization - intangibles	3,648	3,646	3,649	3,729	3,711	2,912	2,907	2,907
One Time Expenses
Settlements, penalties & interest	62	56	297	60	93	371	351	190
Acquisition and transaction costs	—	—	638	—	34	151	7	14
Other non-recurring expenses	—	—	58	49	63	75	—	—
Other (income) expense, net	139	(399)	(1,130)	—	(150)	(10,191)	(8,654)	—
Non-GAAP Net (Loss) Income	$3,631	$(432)	$(1,534)	$1,550	$271	$(570)	$(865)	$2,139
Share Count	21,134	20,219	20,105	20,201	20,133	19,182	19,040	19,200
Non-GAAP EPS	$0.17	$(0.02)	$(0.08)	$0.08	$0.01	$(0.03)	$(0.05)	$0.11

Investor Relations Contact
Randal Rudniski
Vice President, Financial Planning & Analysis and Investor Relations
512-859-3562
randal.rudniski@asuresoftware.com